Exhibit 10.30

THIS NOTE HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, OR THE SECURITIES LAWS OF AY STATE OR OTHER JURISDICTION. THIS NOTE MAY NOT BE OFFERED FOR SALE OR SOLD IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933 AND APPLICABLE STATE SECURITIES LAWS; OR AN OPINOIN OF COUNSEL, IN FORM AND SUBSTANCE ACCEPTABLE TO THE ISSUER, THAT REGISTRATION IS NOT REQUIRED.

SECURED REVOLVING PROMISSORY NOTE

Issuance Date: January 16, 2018	$1,000,000

FOR VALUE RECEIVED, Creative Realities, Inc., a Minnesota corporation (“CRI”), Creative Realities, LLC, a Delaware limited liability company (“CRLLC”), and Conexus World Global, LLC, a Kentucky limited liability company (“Conexus,” and collectively referred to together with CRI and CRLLC as the “Maker”), hereby promises to pay to the order of Slipstream Communications, LLC, an Anguillan limited liability company, or its successors or assigns (as applicable, the “Holder”), the principal amount of $1,000,000 (USD), or such lesser amount as actually advanced as a Revolving Loan pursuant to that certain Loan and Security Agreement by and between Maker and initial Holder dated as of August 17, 2016 (as amended, modified, restated, waived or supplemented, the “Loan and Security Agreement”) on or prior to January 16, 2019 (subject to the right of extension set forth in Section 1(b) below, the “Maturity Date”), in accordance with the terms hereof and the Loan and Security. This Secured Revolving Promissory Note is hereinafter referred to as the “Note” and is the Revolving Note referred to in the Loan and Security Agreement. Capitalized terms not otherwise defined herein shall have the meanings ascribed to them in the Loan and Security Agreement.

1. INTEREST AND PAYMENTS

(a) Interest. The principal amount of this Note will bear simple interest (calculated in the manner provided in the Loan and Security Agreement) at the rate of eight percent (8.0%) per annum, subject to increase as provided in the Loan and Security Agreement. Interest will be payable in cash on a monthly basis in arrears on the first Business Day of each month, with the first interest payment due on February 1, 2018 (or the first business day thereafter).

(b) Term and Payment; Application. The principal amount of this Note, together with all accrued but unpaid interest and any other sums owed hereunder, shall be due and payable at the close of business on the Maturity Date; provided, however, that Maker, by written notice thereof to the Holder delivered at least 30 days prior to the Maturity Date, may elect to extend the Maturity Date for up to one additional one-year period subject only to Maker’s extension of the Term Loan for the same period in strict compliance with the terms of the Term Note, including execution and delivery to Slipstream Communication, LLC or its designee of the Extension Warrants. All payments and prepayments shall be applied first to any costs payable under this Note or the Loan and Security Agreement, second to accrued but unpaid interest, and third to principal.

(c) Prepayment. Maker may at its option prepay all principal and interest owed under this Note, in whole or in part, at any time and from time to time, without penalty or premium.

2. TRANSFER, EXCHANGE AND REPLACEMENT

(a) Transfer or Exchange. This Note has not been and is not being registered under the provisions of the Securities Act of 1933 (the “Securities Act”) or any state securities laws and this Note may not be transferred prior to the end of the holding period applicable to sales under Rule 144 unless in accordance with applicable law and unless: (1) the transferee is an “accredited investor” (as defined in Regulation D under the Securities Act) and (2) the Holder shall have delivered to Maker an opinion of counsel, reasonably satisfactory in form, scope and substance to Maker, to the effect that this Note may be sold or transferred without registration under the Securities Act. Upon surrender of any note for registration of transfer or for exchange to CRI at its principal office, Maker at its sole expense will execute and deliver in exchange therefor a new Note or Notes, as the case may be, as requested by the Holder or transferee, which aggregate principal amount is equal the unpaid principal amount of such Note, registered as such Holder of the Note so registered for all purposes until Maker or its agent, as applicable, is required to record a transfer of this Note on its register.

(b) Replacement. Upon notice to Maker of the loss, theft, destruction or mutilation of this Note, and, in the case of loss, theft or destruction, of an indemnification undertaking by the Holder to Maker in a form reasonably acceptable to Maker and, in the case of mutilation, upon surrender and cancellation of the Note, Maker shall execute and deliver a new Note of like tenor and date and in substantially the same form as this Note.

3. DEFAULTS AND REMDIES

An Event of Default shall occur when and as provided in the Loan and Security Agreement and, upon any such default, the Holder shall have the remedies described in the Loan and Security Agreement.

4. AMENDMENT AND WAIVER

The provisions of this Note may not be modified, amended or waived, and Maker may not take any action herein prohibited, or omit to perform any act herein required to be performed by it, without the written consent of the Holder.

5. MAKER’S WAIVER OF NOTICE

To the extent permitted by law, Maker hereby waives demand, notice, protest and all other demands and notices in connection with the delivery, acceptance, performance, default or enforcement of this Note, except as may be set forth in the Loan and Security Agreement.

6. GOVERNING LAW

This Note shall be construed and enforced in accordance with, and all questions concerning the construction, validity, interpretation and performance of this Note shall be governed by, the laws of the State of New York, without giving effect to provisions thereof regarding conflict of laws.

7. INDEMNITY AND EXPENSES

Maker agrees to pay and reimburse the Holder upon demand for all reasonable costs and expenses (including without limitation reasonable attorneys’ fees and expenses) that the Holder may incur in enforcing its rights under this Note (including but not limited to collection).

8. NO WAIVER OF ENFORCEMENT RIGHTS

No failure or delay on the part of this Note in the exercise of any power, right or privilege hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any such power, right or privilege preclude other or further exercise thereof or of any other right, power or privilege.

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9. NOTICE

Notices shall be given at the address for Maker or Holder, as applicable, indicated in the Loan and Security Agreement. Notice shall be deemed to have been given as described in the Loan and Security Agreement.

10. JOINT AND SEVERAL

All obligations of Maker under this Note shall be joint and several.

* * * * * * *

IN WITNESS WHEREOF, the undersigned have set their hands to this Secured Revolving Promissory Note as of the date first set forth above.

BORROWER:		LENDER:

CREATIVE REALITIES, INC.		SLIPSTREAM COMMUNICATIONS, LLC

By:	/s/ Richard Mills	By:	/s/ Alec Machiels
	Rick Mills, Chief Executive Officer	Name:	Alec Machiels
		Title:	Manager

CREATIVE REALITIES, LLC		Address for Notice:
850 3rd Avenue, 18th Floor
By:	/s/ Richard Mills	New York, NY 10022
	Rick Mills, Chief Executive Officer	Attn: Mr. Alec Machiels

CONEXUS WORLD GLOBAL, LLC

By:	/s/ Richard Mills
Rick Mills, Chief Executive Officer

Address for Notice (for all Borrowers):

Creative Realities, Inc.

Attention: Chief Financial Officer

13100 Magisterial Drive, Suite 100

Louisville, KY 40223

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